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                                 UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (Date of earliest event reported): JUNE 24, 1998

                              MEDIAONE GROUP, INC.

             (Exact name of registrant as specified in its charter)

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
      A DELAWARE CORPORATION           COMMISSION FILE NUMBER     IRS EMPLOYER IDENTIFICATION NO.
     (STATE OF INCORPORATION)                  1-8611                        84-0926774
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                            188 INVERNESS DRIVE WEST
                           ENGLEWOOD, COLORADO 80112
                    (Address of principal executive offices)

                                 (303) 858-3000
              (Registrant's telephone number, including area code)

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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

    On June 12, 1998, MediaOne Group, Inc. (formerly U S WEST, Inc. and herein "MediaOne Group") separated into two independent companies (the "Separation"), all in accordance with the terms of the Separation Agreement dated as June 5, 1998 (the "Separation Agreement"), between MediaOne Group and USW-C, Inc. (which was renamed "U S WEST, Inc." and is referred to herein as "New U S WEST"). Until the Separation, MediaOne Group conducted its businesses through two groups, the U S WEST Communications Group (the "Communications Group") and the U S WEST Media Group (the "Media Group"). MediaOne Group had two classes of common stock outstanding prior to the Separation: U S WEST Communications Group Common Stock (the "Communications Stock"), which was intended to reflect separately the performance of the Communications Group, and U S WEST Media Group Common Stock (the "Media Stock"), which was intended to reflect separately the performance of the Media Group.

    Pursuant to the Separation Agreement, MediaOne Group (i) contributed the businesses of the Communications Group and the domestic directories business of the Media Group ("Dex") to New U S WEST and (ii) redeemed each outstanding share of Communications Stock (and related preferred stock purchase rights) for one share of common stock of New U S WEST and distributed $850 million in value of New U S WEST common stock (the "Dex Dividend") to holders of Media Stock in connection with the alignment of Dex with New U S WEST. The number of shares of New U S WEST common stock distributed per share of Media Stock pursuant to the Dex Dividend was 0.02731, which was calculated in accordance with Section 4.3(b) of the Separation Agreement. The conformed execution copy of the Separation Agreement, the Employee Matters Agreement, and the Tax Sharing Agreement are filed as Exhibits to this Current Report on Form 8-K.

ITEM 5. OTHER EVENTS

DESCRIPTION OF MEDIAONE GROUP

    MediaOne Group is a diversified global media and broadband communications company. MediaOne Group has operations and investments in two principal areas:
(i) domestic broadband communications and (ii) international broadband and wireless communications. MediaOne Group is the third largest cable television system operator in the United States with large clusters in Atlanta, Georgia, Eastern Massachusetts, Southern California, Southern Florida, Detroit, Michigan and Minneapolis/St. Paul, Minnesota. As of March 31, 1998, MediaOne Group's domestic cable television systems passed approximately 8.4 million homes and provided services to approximately 4.9 million basic cable subscribers. MediaOne Group also owns a 25.51% priority capital and residual interest in Time Warner Entertainment Company, L.P., a provider of cable programming, filmed entertainment and broadband communications services and the second largest cable television system operator in the United States. Outside of the United States, MediaOne Group owns interests in various providers of broadband and wireless communications services in markets in continental Europe, the United Kingdom and Asia, including a 26.8% interest in Telewest communications plc, the second largest provide of combined cable and telecommunications services in the United Kingdom, and a 50% interest in One 2 One, a provider of personal communications services in the United Kingdom.

CAPITAL STOCK OF MEDIAONE GROUP

    As part of the Separation, the Media Stock and related preferred stock purchase rights were recharacterized as common stock of MediaOne Group and related preferred stock purchased rights. The terms of the capital stock of MediaOne Group are more fully described in "Chapter 8: Capital Stock-- MediaOne Capital Stock" and "--Comparison of Rights of Stockholders" in the definitive Proxy Statement contained in the Registration Statement on Form S-4 filed by New U S WEST with the Securities and Exchange Commission and declared effective by the Commission on April 10, 1998 (the "Proxy Statement").
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    In connection with the Separation, MediaOne Group further amended its
Amended and Restated Rights Agreement with State Street Bank and Trust Company, as rights agent, as described more fully in the Proxy Statement.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

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   EXHIBIT     DESCRIPTION
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Exhibit 3(ii ) Bylaws of MediaOne Group, Inc., effective as of June 12, 1998

Exhibit 4      Form of Amended and Restated Rights Agreement between MediaOne Group, Inc. and State Street
                 Bank and Trust Company, as Rights Agent.

Exhibit 99.1   Separation Agreement between U S WEST, Inc. (renamed "MediaOne Group, Inc.") and USW-C, Inc.
                 (renamed "U S WEST, Inc."), dated as of June 5, 1998.

Exhibit 99.2   Employee Matters Agreement between U S WEST, Inc. (renamed "MediaOne Group, Inc.") and USW-C,
                 Inc. (renamed "U S WEST, Inc."), dated as of June 5, 1998.

Exhibit 99.3   Tax Sharing Agreement between U S WEST, Inc. (renamed "MediaOne Group, Inc.") and USW-C, Inc.
                 (renamed "U S WEST, Inc."), dated as of June 5, 1998.
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                                   SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                U S WEST, INC.

                                By:             /s/ STEPHEN E. BRILZ
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                                                  Stephen E. Brilz
                                                ASSISTANT SECRETARY

Dated: June 24, 1998